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                                                                    Exhibit 10.1


                          MANAGEMENT SERVICES AGREEMENT

            The parties to this agreement are Media Metrix, Inc., a Delaware corporation ("MMX"), The NPD Group, Inc., a New York corporation ("NPD") and Tod Johnson, an individual with an address at c/o The NPD Group, Inc., 900 West Shore Road, Port Washington, New York 11050 ("Johnson").

            MMX is in the business of developing, marketing and selling marketing research services which track and evaluate usage of Internet resources and computer software and operates a national consumer usage panel (the "Panel") in order to generate data for market research purposes (the "Business"). NPD has been providing certain services to MMX pursuant to an Amended and Restated Management Services Agreement among MMX, NPD and Johnson, dated as of April 17, 1997 (the "Prior MMX Management Services Agreement"). Johnson is the Chief Executive Officer and the controlling shareholder of NPD. The parties desire to provide for a continuation of certain of the services set forth in the Prior MMX Management Services Agreement.

            It is therefore agreed as follows:

1. Appointment; Services.

                  1.1 Appointment. MMX hereby retains NPD on behalf of itself and its subsidiaries, and NPD hereby accepts retention, to provide the services relating to the Business set forth in this agreement.

                  1.2 Services. Subject to the terms and conditions of this agreement, NPD shall continue to provide to MMX and its subsidiaries such services relating to the Business as NPD performed immediately prior to the date hereof under the Prior MMX Management Services Agreement. Services under this agreement shall be provided at such times and in such manner as MMX shall reasonably request. The services to be provided by NPD shall include:
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                  (i) The support of the operation and administration of the
Panel. Such support includes supporting efforts such as recruiting, operating, projecting and compensating the Panel, using the methods and procedures generally in use on the date of this agreement or as modified in the reasonable judgment of MMX.

                  (ii) Access to panelists in NPD's panels, including the Home Testing Institute ("HTI") panel, so long as such access will not adversely affect other projects using any panelist who is primarily a member of an NPD panel.

                  (iii) The data capture and editing of all data reasonably requested by MMX.

                  (iv) The data base structuring and storage of all relevant data.

                  (v) Processing of reports as reasonably specified by MMX and, where appropriate, supporting clients for on-line usage.

                  (vi) Provision of such systems support and development as shall be mutually agreed between NPD and MMX.

                  (vii) Provision of such computer time, storage and printing as shall be reasonably necessary in connection with the services specified in (i) through (vi) above.

                  (viii) Support in connection with client service and sales.

                  (ix) Office space and facilities appropriate to the Business within NPD leased facilities.

                  (x) The provision of NPD's Hardware Ownership Survey (if NPD chooses to collect it).


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            In addition to the services specified above, NPD shall provide MMX with such administrative and office logistical support, including payroll management, as shall be reasonably necessary in connection with the performance of such services and the operation of the Business.

                  1.3 Employees. All NPD employees (other than those, if any, who become employees of MMX) shall remain under the exclusive direction and control of NPD.

            2. Non-Competition. NPD and Johnson hereby agree that during the term of this agreement and for a period of two years thereafter, they shall not individually nor collectively, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in the field of audience measurement for digital online media and measurement of usage of computer software and personal computers, except for any investment in a publicly traded company which does not exceed, in the aggregate, 10% of the outstanding capital stock thereof.

            3. Term. The term of this agreement commenced on the date hereof and shall continue until terminated by either party giving the other at least 90 days' prior written notice to such effect; provided, however, NPD may not terminate this agreement pursuant to this Section 3 until March 31, 2002. Upon termination of this agreement, NPD shall provide to MMX a copy of all data and other documentation in its possession which were generated during the performance of its services pursuant to this agreement relating to, and necessary or useful to continue, the Business or other businesses developed in connection with the Business (the "Information") upon reimbursement by MMX to NPD of its reasonable out of pocket costs for delivering the Information. All the Information with respect to the operation of the Panel shall be provided on a non-exclusive basis pursuant to a perpetual, royalty free, non-forfeitable license from NPD to MMX, subject to


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confidentiality agreements similar in scope and substance to those set forth in section 6(a); all other Information (including those derived from the operation of the Panel) shall be the exclusive property of MMX, and NPD shall, to the extent not previously done, transfer title to such other Information (without representation or warranty) to MMX pursuant to instruments of transfer reasonably satisfactory to MMX. MMX shall, at the reasonable request of NPD, license such Information owned by MMX back to NPD for use in connection with its businesses pursuant to a non-exclusive, perpetual, royalty-free, non-forfeitable license, subject to confidentiality agreements similar in scope and substance to those set forth in section 6(a). Any services provided by NPD to MMX following the termination of this agreement shall be at NPD's discretion and on such terms and conditions as shall be agreed to by the parties.

            4. Compensation.

                  4.1 Amount. As compensation for the services provided by NPD, MMX shall pay to NPD an amount equal to (a) all expenses reasonably incurred by NPD in the performance of its duties under this agreement, plus, without duplication, 105% of the sum of (b) a reasonable allocation of the overhead of NPD as set forth on Exhibit A hereto and (c) the service charges, subject to adjustment, as set forth in said Exhibit A. Exhibit A hereto also summarizes NPD's monthly cost allocation system and will be applied to the extent appropriate in determining expenses under this Section 4.1.

                  4.2 Billing. NPD shall allocate its expenses and overhead relating to the performance of its obligations under this agreement in its cost accounting system as currently in effect, with such changes as may be agreed to by the parties. NPD shall bill MMX monthly in arrears


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for the amounts payable to NPD pursuant to Section 4.1 for that month, and MMX shall pay such amounts as soon as practical after receipt of such invoice but no later than 30 days after receipt.

            5. Indemnity. (a) MMX shall indemnify and hold harmless NPD and its directors, officers and employees from and against all loss, liability, damage or expense (including, without limitation, reasonable fees and expenses of counsel) NPD or such directors, officers or employees may suffer, sustain or become subject to as a result of, or otherwise relating to, (i) the performance of its or their duties under this agreement, unless such loss, liability, damage or expense shall result from the gross negligence or willful misconduct of NPD or its directors, officers or employees or the breach of this agreement and (ii) the operation of the Businesses.

            (b) NPD shall indemnify and hold harmless MMX and its subsidiaries and their respective directors, officers and employees from and against all loss, liability, damage or expense (including, without limitation, reasonable fees and expenses of counsel) MMX or such directors, officers or employees may suffer, sustain or become subject to as a result of, or otherwise relating to,
(i) the gross negligence or willful misconduct of NPD or its directors, officers or employees in the performance of its or their duties under this agreement or
(ii) the operation of the business of NPD (excluding the services performed hereunder).

            6. Confidentiality. (a) MMX and NPD each agrees that it shall not, and shall cause its directors, officers, employees and affiliates not to, directly or indirectly, either during the term of this agreement or thereafter, disclose to anyone (except at the other's direction), any confidential or secret aspect of the business or affairs of the other obtained during the term of this agreement which is not presently in and does not enter the public domain.


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                  (b) Subject to the provisions of Section 3 of this agreement, all processes and ideas developed by NPD or its employees in connection with the services rendered under this agreement shall remain the sole property of NPD.

                  (c) NPD and MMX each acknowledges that the remedy at law for breach of its covenants under this Section 6 will be inadequate and, accordingly, in the event of any breach or threatened breach by NPD or MMX of the provisions of this Section 6, MMX or NPD, as the case may be, shall be entitled, in addition to all other remedies, to an injunction restraining any such breach.

            7. Complete Agreement. This agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all previous agreements between them relating to its subject matter and cannot be modified, amended or terminated orally. The Prior MMX Management Services Agreement is hereby terminated. Nothing herein shall limit the rights and obligations of the parties under that certain Services Agreement, dated March 31, 1996, by and between PC Meter L. P. (the predecessor in interest to
MMX) and NPD.

            8. Waiver. The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

            9. Invalidity. The invalidity or unenforceability of any term or provision of this agreement shall not affect the validity or enforceability of the remaining terms or provisions of this agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect to the extent possible. If any term or provision of this agreement


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is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

      10. Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

      11. Assignability. This agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties, provided, that neither party may assign any of its rights under this agreement (by operation of law or otherwise) without the prior written consent of the other, other than in connection with a transfer of the Business, in the case of MMX, or a transfer of all or substantially all of its business, in the case of NPD, in either case to an entity that agrees in a writing satisfactory to the other to be bound by the terms of this agreement.

Dated as of September 30, 1998.

                                          MEDIA METRIX, INC.

                                          By: /s/ Tod Johnson
                                              ----------------------------------
                                              Name:
                                              Title:


                                          THE NPD GROUP, INC.

                                          By: /s/ Tod Johnson
                                              ----------------------------------
                                              Name:
                                              Title:


                                          /s/ Tod Johnson
                                          --------------------------------------
                                          TOD JOHNSON


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                                    EXHIBIT A

SUMMARY OF NPD COST ALLOCATION SYSTEM AND SERVICE CHARGES

General

      NPD accounting utilizes an expense cost allocation system that is currently maintained in a Microsoft Excel and Smith Denis Gaylord (SDG) financial software environment. In the near future, SDG will be replaced by Lawson financial software. Reports generated from this system reflect (a) direct expenses captured through the general ledger or "book" and (b) allocated costs. These latter expenses represent costs originally incurred by either NPD Service or Corporate Administration departments (cost centers) which are subsequently allocated to the operating departments based on an actual usage or on an overhead basis.

NPD Charges on an Actual Usage Basis

Computer Rent           Charge from NPD Dept 835 for desktop PCs/Network/Tech.
                        Support. Average of $500 per month per PC.

Computer Time:          Charge from NPD Dept 830 for usage of HP Mainframe
                        Computer. Based on standard CPU click charge plus disk storage charge.

Data Capture:           Charge from NPD Dept 630 for loading and processing
                        disks. Based on standard hourly personnel charge -
                        $20.50 per hour.

Mail Handling:          Charge from NPD Dept 770 for mail handling. Based on
                        standard hourly personnel charge - $24.50 per hour.

Panel Management:       Charge from NPD Dept 745 for panel assistance. Based on
                        standard hourly personnel charge - $50 per hour.

HTI Panel Charge:       Charge for use of HTI Panelists. Based on $2.50 per
                        month for each HTI panel member.

Printing & Postage:     Charge from NPD Dept 781 for printing of monthly
                        reports. Based on standard click charges from Printing
                        Center.

NSHO/Other Survey:      Charge from NPD Dept 465 for assistance from Custom for
                        fielding surveys. Based on discounted internal Custom charge out rates.

Applications Support:   Charge from NPD Dept. 840 for testing of software. Based
                        on standard hourly personnel charge.


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NPD Charges on an Overhead Basis

NPD - Rent:             Charge from NPD Dept. 130 and Dept. 131 for space at
                        Port Washington and Uniondale. Such space in Port
                        Washington is leased by NPD from NPD Realty Company LLC which is owned by Tod Johnson, the 1995 Stacey Johnson
                        Trust and the 1995 Scott Johnson Trust, at rates not exceeding fair rental value. Based on actual square footage used and standard sq. footage charge.

NPD - Benefits:         Charge from NPD Dept. 110 for personnel related benefits
                        such as 401(k) plan, vacation pay and standard bonus accrual. Based on actual headcount or actual participation.

NPD - Insurance:        Charge from NPD Dept. 110 for Life and Health (L&H), and
                        Property and Casualty Insurance (P&C). L&H based on actual headcount and actual usage and P&C based on actual sq. footage and actual usage.

NPD - Finance:          Charge from NPD Dept. 121 for Tom Lynch and accounting
                        dept. services (A/R, A/P Processing etc). Based on $200 per hour for Tom Lynch and fixed agreed charge for other services.

NPD - HR:               Charge from NPD Depts. 122/123 for provision of Human
                        Resource and Personnel services. Based on actual headcount.

NPD - Mgment:           Charge from Dept. 110 for Tod Johnson. Based on $400 per
                        hour.

      NPD reserves the right to implement reasonable fee increases upon no less than 90 days advance notice to Media Metrix consistent with NPD's internal policies.


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